EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Selene Oh (650) 312-4091, selene.oh@franklintempleton.com
Media Relations: Matt Walsh (650) 312-2245, matthew.walsh@franklintempleton.com
investors.franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Second Quarter Results

San Mateo, CA, May 3, 2022 – Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced net income1 of $349.6 million or $0.68 per diluted share for the quarter ended March 31, 2022, as compared to $453.2 million or $0.88 per diluted share for the previous quarter, and $381.8 million or $0.74 per diluted share for the quarter ended March 31, 2021. Operating income was $463.0 million for the quarter ended March 31, 2022, as compared to $557.7 million for the previous quarter and $456.3 million for the prior year.

As supplemental information, the Company is providing certain adjusted performance measures which are based on methodologies other than generally accepted accounting principles. Adjusted net income2 was $491.6 million and adjusted diluted earnings per share2 was $0.96 for the quarter ended March 31, 2022, as compared to $553.6 million and $1.08 for the previous quarter, and $403.5 million and $0.79 for the quarter ended March 31, 2021. Adjusted operating income2 was $576.6 million for the quarter ended March 31, 2022, as compared to $685.9 million for the previous quarter and $581.1 million for the prior year.

“This quarter’s market volatility highlighted the benefits of diversification and global scale in our business,” said Jenny Johnson, President and CEO of Franklin Resources, Inc. “While industry-wide pressures, particularly in taxable fixed income, contributed to long-term net outflows, we experienced long-term net inflows, primarily into higher fee products, in the multi-asset category and at our alternative specialist investment managers, Benefit Street Partners and Clarion Partners, each of which reported record assets under management.

“This quarter, we continued to make significant progress on our corporate priorities – especially as they relate to diversifying our client offerings in alternatives, customization in SMAs, wealth management and ETFs. Most notably, we continue to place an emphasis on thoughtfully building out our alternative asset business, as illustrated by last month’s close of the Lexington Partners’ acquisition, which added key complementary capabilities in secondary private equity and co-investments. With the addition of Lexington, Franklin Templeton increased its presence in alternatives by 39% to become a $215 billion manager of alternative assets, an area of increasing importance for both individual and institutional investors. Our strong financial flexibility continues to allow us to make investments in our business that further diversify our firm and position us to address evolving client demand.”

	Quarter Ended		% Change	Quarter Ended	% Change
	31-Mar-22	31-Dec-21	Qtr. vs. Qtr.	31-Mar-21	Year vs. Year
Financial Results
(in millions, except per share data)
Operating revenues	$2,081.0	$2,224.0	(6%)	$2,076.5	0%
Operating income	463.0	557.7	(17%)	456.3	1%
Operating margin	22.2%	25.1%		22.0%

Net income¹	$349.6	$453.2	(23%)	$381.8	(8%)
Diluted earnings per share	0.68	0.88	(23%)	0.74	(8%)

As adjusted (non-GAAP):[2]
Adjusted operating income	$576.6	$685.9	(16%)	$581.1	(1%)
Adjusted operating margin	35.7%	39.8%		38.0%

Adjusted net income	$491.6	$553.6	(11%)	$403.5	22%
Adjusted diluted earnings per share	0.96	1.08	(11%)	0.79	22%

Assets Under Management
(in billions)
Ending	$1,477.5	$1,578.1	(6%)	$1,498.9	(1%)
Average[3]	1,516.1	1,554.2	(2%)	1,497.9	1%
Long-term net flows	(11.7)	24.1		(4.2)

Total assets under management (“AUM”) were $1,477.5 billion at March 31, 2022, down $100.6 billion or 6% during the quarter due to $81.8 billion of net market change, distributions and other, $11.7 billion of long-term net outflows and $7.1 billion of cash management net outflows.

Cash and cash equivalents and investments were $5.8 billion at March 31, 2022, as compared to $5.9 billion at September 30, 2021. Including the Company’s direct investments in consolidated investment products, cash and cash equivalents and investments were $6.8 billion at March 31, 2022, as compared to $6.9 billion at September 30, 2021. Total stockholders’ equity was $12.2 billion at March 31, 2022, as compared to $11.8 billion at September 30, 2021. The Company had 500.4 million shares of common stock outstanding at March 31, 2022, as compared to 501.8 million shares outstanding at September 30, 2021. The Company repurchased 2.7 million shares of its common stock for a total cost of $80.8 million during the quarter ended March 31, 2022.

Conference Call Information

A written commentary on the results by Jenny Johnson, President and CEO; Matthew Nicholls, Executive Vice President, CFO and COO; and Adam Spector, Executive Vice President, Head of Global Distribution will be available via investors.franklinresources.com today at approximately 8:30 a.m. Eastern Time.

Ms. Johnson and Messrs. Nicholls and Spector will also lead a live teleconference today at 11:00 a.m. Eastern Time to answer questions. Access to the teleconference will be available via investors.franklinresources.com or by dialing (833) 350-1245 in the U.S. and Canada or (236) 712-2205 internationally. A replay of the teleconference can also be accessed by calling (800) 585-8367 in the U.S. and Canada or (416) 621-4642 internationally using access code 7452235, after 2:00 p.m. Eastern Time on May 3, 2022 through May 10, 2022, or via investors.franklinresources.com.

Analysts and investors are encouraged to review the Company’s recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations at (650) 312-4091 before the live teleconference for any clarifications or questions related to the earnings release or commentary.

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended March 31,		% Change	Six Months Ended March 31,		% Change
	2022	2021		2022	2021
Operating Revenues
Investment management fees	$1,649.2	$1,598.4	3%	$3,409.7	$3,138.8	9%
Sales and distribution fees	370.2	413.6	(10%)	768.4	810.5	(5%)
Shareholder servicing fees	52.2	55.7	(6%)	99.9	105.1	(5%)
Other	9.4	8.8	7%	27.0	17.2	57%
Total operating revenues	2,081.0	2,076.5	0%	4,305.0	4,071.6	6%
Operating Expenses
Compensation and benefits	752.5	732.3	3%	1,555.1	1,457.8	7%
Sales, distribution and marketing	482.4	541.8	(11%)	992.5	1,048.3	(5%)
Information systems and technology	126.9	117.5	8%	250.7	234.0	7%
Occupancy	53.0	53.8	(1%)	109.3	109.5	0%
Amortization of intangible assets	60.4	57.9	4%	118.7	116.1	2%
General, administrative and other	142.8	116.9	22%	258.0	240.5	7%
Total operating expenses	1,618.0	1,620.2	0%	3,284.3	3,206.2	2%
Operating Income	463.0	456.3	1%	1,020.7	865.4	18%
Other Income (Expenses)
Investment and other income, net	27.7	67.1	(59%)	84.7	144.3	(41%)
Interest expense	(22.9)	(15.9)	44%	(42.2)	(45.6)	(7%)
Investment and other income of consolidated investment products,net	3.0	111.2	(97%)	107.7	202.3	(47%)
Expenses of consolidated investment products	(4.6)	(5.2)	(12%)	(8.8)	(15.6)	(44%)
Other income, net	3.2	157.2	(98%)	141.4	285.4	(50%)
Income before taxes	466.2	613.5	(24%)	1,162.1	1,150.8	1%
Taxes on income	107.1	128.1	(16%)	258.2	270.6	(5%)
Net income	359.1	485.4	(26%)	903.9	880.2	3%
Less: net income (loss) attributable to
Redeemable noncontrolling interests	(57.2)	12.0	NM	(49.7)	30.7	NM
Nonredeemable noncontrolling interests	66.7	91.6	(27%)	150.8	122.4	23%
Net Income Attributable to Franklin Resources, Inc.	$349.6	$381.8	(8%)	$802.8	$727.1	10%

Earnings per Share
Basic	$0.68	$0.74	(8%)	$1.57	$1.42	11%
Diluted	0.68	0.74	(8%)	1.57	1.42	11%
Dividends Declared per Share	$0.29	$0.28	4%	$0.58	$0.56	4%

Average Shares Outstanding
Basic	490.0	490.5	0%	489.9	490.8	0%
Diluted	490.5	490.9	0%	490.5	491.3	0%

Operating Margin	22.2%	22.0%	23.7%	21.3%

FRANKLIN RESOURCES, INC. CONSOLIDATED STATEMENTS OF INCOME Unaudited
(in millions, except per share data)	Three Months Ended		% Change	Three Months Ended
	31-Mar-22	31-Dec-21		30-Sep-21	30-Jun-21	31-Mar-21
Operating Revenues
Investment management fees	$1,649.2	$1,760.5	(6%)	$1,705.5	$1,697.3	$1,598.4
Sales and distribution fees	370.2	398.2	(7%)	408.1	416.9	413.6
Shareholder servicing fees	52.2	47.7	9%	55.6	50.5	55.7
Other	9.4	17.6	(47%)	11.8	8.2	8.8
Total operating revenues	2,081.0	2,224.0	(6%)	2,181.0	2,172.9	2,076.5
Operating Expenses
Compensation and benefits	752.5	802.6	(6%)	742.1	771.4	732.3
Sales, distribution and marketing	482.4	510.1	(5%)	526.5	531.0	541.8
Information systems and technology	126.9	123.8	3%	130.3	121.8	117.5
Occupancy	53.0	56.3	(6%)	54.0	54.6	53.8
Amortization of intangible assets	60.4	58.3	4%	57.9	58.0	57.9
General, administrative and other	142.8	115.2	24%	138.7	158.0	116.9
Total operating expenses	1,618.0	1,666.3	(3%)	1,649.5	1,694.8	1,620.2
Operating Income	463.0	557.7	(17%)	531.5	478.1	456.3
Other Income (Expenses)
Investment and other income, net	27.7	57.0	(51%)	67.5	52.9	67.1
Interest expense	(22.9)	(19.3)	19%	(14.1)	(25.7)	(15.9)
Investment and other income of consolidated investment products, net	3.0	104.7	(97%)	157.8	61.0	111.2
Expenses of consolidated investment products	(4.6)	(4.2)	10%	(4.7)	(10.9)	(5.2)
Other income, net	3.2	138.2	(98%)	206.5	77.3	157.2
Income before taxes	466.2	695.9	(33%)	738.0	555.4	613.5
Taxes on income[4]	107.1	151.1	(29%)	(4.8)	83.8	128.1
Net income	359.1	544.8	(34%)	742.8	471.6	485.4
Less: net income (loss) attributable to
Redeemable noncontrolling interests	(57.2)	7.5	NM	29.7	33.7	12.0
Nonredeemable noncontrolling interests	66.7	84.1	(21%)	47.4	(0.5)	91.6
Net Income Attributable to Franklin Resources, Inc.	$349.6	$453.2	(23%)	$665.7	$438.4	$381.8

Earnings per Share
Basic	$0.68	$0.89	(24%)	$1.31	$0.86	$0.74
Diluted	0.68	0.88	(23%)	1.30	0.86	0.74
Dividends Declared per Share	$0.29	$0.29	0%	$0.28	$0.28	$0.28

Average Shares Outstanding
Basic	490.0	489.8	0%	488.9	489.2	490.5
Diluted	490.5	490.6	0%	489.7	489.9	490.9

Operating Margin	22.2%	25.1%	24.4%	22.0%	22.0%

AUM AND FLOWS

(in billions)	Three Months Ended March 31,		% Change	Six Months Ended March 31,		% Change
	2022	2021		2022	2021
Beginning AUM	$1,578.1	$1,498.0	5%	$1,530.1	$1,418.9	8%
Long-term inflows	76.1	101.7	(25%)	183.1	197.8	(7%)
Long-term outflows	(87.8)	(105.9)	(17%)	(170.7)	(206.5)	(17%)
Long-term net flows	(11.7)	(4.2)	179%	12.4	(8.7)	NM
Cash management net flows	(7.1)	1.2	NM	(1.3)	(9.0)	(86%)
Total net flows	(18.8)	(3.0)	527%	11.1	(17.7)	NM
Acquisitions	—	—	NM	7.7	—	NM
Net market change, distributions and other[5]	(81.8)	3.9	NM	(71.4)	97.7	NM
Ending AUM	$1,477.5	$1,498.9	(1%)	$1,477.5	$1,498.9	(1%)
Average AUM	$1,516.1	$1,497.9	1%	$1,529.0	$1,467.0	4%

AUM BY ASSET CLASS

(in billions)	31-Mar-22	31-Dec-21	% Change	30-Sep-21	30-Jun-21	31-Mar-21
Fixed Income	$595.0	$642.1	(7%)	$650.3	$658.1	$642.3
Equity	515.4	563.4	(9%)	523.6	536.9	511.9
Alternative	157.9	154.3	2%	145.2	140.8	131.1
Multi-Asset	151.9	154.0	(1%)	152.4	153.0	148.2
Cash Management	57.3	64.3	(11%)	58.6	63.3	65.4
Total AUM	$1,477.5	$1,578.1	(6%)	$1,530.1	$1,552.1	$1,498.9
Average AUM for the Three-Month Period	$1,516.1	$1,554.2	(2%)	$1,552.9	$1,531.0	$1,497.9

AUM BY SALES REGION

(in billions)	31-Mar-22	31-Dec-21	% Change	30-Sep-21	30-Jun-21	31-Mar-21
United States	$1,107.2	$1,186.5	(7%)	$1,140.2	$1,151.2	$1,100.5
International
Asia-Pacific	148.3	155.0	(4%)	155.6	161.1	164.5
Europe, Middle East and Africa	143.4	156.2	(8%)	153.9	156.2	150.1
Americas, excl. U.S.	78.6	80.4	(2%)	80.4	83.6	83.8
Total international	370.3	391.6	(5%)	389.9	400.9	398.4
Total	$1,477.5	$1,578.1	(6%)	$1,530.1	$1,552.1	$1,498.9

AUM AND FLOWS BY ASSET CLASS

(in billions)
for the three months ended March 31, 2022	Fixed Income	Equity	Alternative	Multi-Asset	Cash Management	Total
AUM at January 1, 2022	$642.1	$563.4	$154.3	$154.0	$64.3	$1,578.1
Long-term inflows	33.3	29.8	4.6	8.4	—	76.1
Long-term outflows	(41.2)	(35.9)	(4.6)	(6.1)	—	(87.8)
Long-term net flows	(7.9)	(6.1)	—	2.3	—	(11.7)
Cash management net flows	—	—	—	—	(7.1)	(7.1)
Total net flows	(7.9)	(6.1)	—	2.3	(7.1)	(18.8)
Net market change, distributions and other[5]	(39.2)	(41.9)	3.6	(4.4)	0.1	(81.8)
AUM at March 31, 2022	$595.0	$515.4	$157.9	$151.9	$57.3	$1,477.5

(in billions)
for the three months ended December 31, 2021	Fixed Income	Equity	Alternative	Multi-Asset	Cash Management	Total
AUM at October 1, 2021	$650.3	$523.6	$145.2	$152.4	$58.6	$1,530.1
Long-term inflows	43.7	46.1	6.1	11.1	—	107.0
Long-term outflows	(35.6)	(33.4)	(3.1)	(10.8)	—	(82.9)
Long-term net flows	8.1	12.7	3.0	0.3	—	24.1
Cash management net flows	—	—	—	—	5.8	5.8
Total net flows	8.1	12.7	3.0	0.3	5.8	29.9
Acquisition	—	4.6	0.8	2.3	—	7.7
Net market change, distributions and other[5]	(16.3)	22.5	5.3	(1.0)	(0.1)	10.4
AUM at December 31, 2021	$642.1	$563.4	$154.3	$154.0	$64.3	$1,578.1

(in billions)
for the three months ended March 31, 2021	Fixed Income	Equity	Alternative	Multi-Asset	Cash Management	Total
AUM at January 1, 2021	$669.9	$495.7	$127.1	$141.1	$64.2	$1,498.0
Long-term inflows	53.5	32.4	6.2	9.6	—	101.7
Long-term outflows	(56.1)	(38.0)	(3.3)	(8.5)	—	(105.9)
Long-term net flows	(2.6)	(5.6)	2.9	1.1	—	(4.2)
Cash management net flows	—	—	—	—	1.2	1.2
Total net flows	(2.6)	(5.6)	2.9	1.1	1.2	(3.0)
Net market change, distributions and other[5]	(25.0)	21.8	1.1	6.0	—	3.9
AUM at March 31, 2021	$642.3	$511.9	$131.1	$148.2	$65.4	$1,498.9

Supplemental Non-GAAP Financial Measures
As supplemental information, we are providing performance measures for “adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share,” each of which is based on methodologies other than generally accepted accounting principles (“non-GAAP measures”). Management believes these non-GAAP measures are useful indicators of our financial performance and may be helpful to investors in evaluating our relative performance against industry peers as these measures exclude the impact of consolidated investment products (“CIPs”) and mitigate the margin variability related to sales and distribution revenues and expenses across multiple distribution channels globally. These measures also exclude performance-based investment management fees which are fully passed through as compensation and benefits expense per the terms of a previous acquisition by Legg Mason and have no impact on net income. These non-GAAP measures also exclude acquisition-related expenses, certain items which management considers to be nonrecurring, unrealized investment gains and losses included in investment and other income (losses), net, and the related income tax effect of these adjustments, as applicable. These non-GAAP measures also exclude the impact on compensation and benefits expense from gains and losses on investments made to fund deferred compensation plans and on seed investments under certain historical revenue sharing arrangements, which is offset in investment and other income (losses), net.
“Adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share” are defined below, followed by reconciliations of operating income, operating margin, net income attributable to Franklin Resources, Inc. and diluted earnings per share on a U.S. GAAP basis to these non-GAAP measures. Non-GAAP measures should not be considered in isolation from, or as substitutes for, any financial information prepared in accordance with U.S. GAAP, and may not be comparable to other similarly titled measures of other companies. Additional reconciling items may be added in the future to these non-GAAP measures if deemed appropriate.
Adjusted Operating Income
We define adjusted operating income as operating income adjusted to exclude the following:
•Elimination of operating revenues upon consolidation of investment products.
•Acquisition-related retention compensation.
•Impact on compensation and benefits expense from gains and losses on investments related to deferred compensation plans and seed investments, which is offset in investment and other income (losses), net.
•Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration assets and liabilities.
•Amortization and impairment of intangible assets, if any.
•Special termination benefits related to workforce optimization initiatives related to past acquisitions and specific initiatives announced by the Company.
Adjusted Operating Margin
We calculate adjusted operating margin as adjusted operating income divided by adjusted operating revenues. We define adjusted operating revenues as operating revenues adjusted to exclude the following:
•Acquisition-related performance-based investment management fees which are passed through as compensation and benefits expense.
•Sales and distribution fees and a portion of investment management fees allocated to cover sales, distribution and marketing expenses paid to the financial advisers and other intermediaries who sell our funds on our behalf.
•Elimination of operating revenues upon consolidation of investment products.

Adjusted Net Income
We define adjusted net income as net income attributable to Franklin Resources, Inc. adjusted to exclude the following:
•Activities of CIPs, including investment and other income (losses), net, and income (loss) attributable to noncontrolling interests, net of revenues eliminated upon consolidation of investment products.
•Acquisition-related retention compensation.
•Other acquisition-related expenses including professional fees, technology costs and fair value adjustments related to contingent consideration assets and liabilities.
•Amortization and impairment of intangible assets, if any.
•Special termination benefits related to workforce optimization initiatives related to past acquisitions and specific initiatives announced by the Company.
•Net gains or losses on investments related to deferred compensation plans which are not offset by compensation and benefits expense.
•Unrealized investment gains and losses other than those that are offset by compensation and benefits expense.
•Interest expense for amortization of Legg Mason debt premium from acquisition-date fair value adjustment.
•Net income tax expense of the above adjustments based on the respective blended rates applicable to the adjustments.
Adjusted Diluted Earnings Per Share
We define adjusted diluted earnings per share as diluted earnings per share adjusted to exclude the per share impacts of the adjustments applied to net income in calculating adjusted net income.
In calculating adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share, we adjust for activities of CIPs because the impact of consolidated products is not considered reflective of the underlying results of our operations. We adjust for acquisition-related retention compensation, other acquisition-related expenses, amortization and impairment of intangible assets, if any, and interest expense for amortization of the Legg Mason debt premium to facilitate comparability of our operating results with the results of other asset management firms. We adjust for special termination benefits related to workforce optimization initiatives related to past acquisitions and specific initiatives announced by the Company because these items are deemed nonrecurring. In calculating adjusted net income and adjusted diluted earnings per share, we adjust for unrealized investment gains and losses included in investment and other income (losses), net and net gains or losses on investments related to deferred compensation plans which are not offset by compensation and benefits expense because these items primarily relate to seed and strategic investments which have been and are generally expected to be held long term.

The calculations of adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share are as follows:

(in millions)	Three Months Ended			Six Months Ended
	31-Mar-22	31-Dec-21	31-Mar-21	31-Mar-22	31-Mar-21
Operating income	$463.0	$557.7	$456.3	$1,020.7	$865.4
Add (subtract):
Elimination of operating revenues upon consolidation of investment products*	17.2	8.3	5.8	25.5	11.5
Acquisition-related retention	34.2	40.0	46.6	74.2	90.1
Compensation and benefits expense from gains (losses) on deferred compensation and seed investments, net	(15.3)	4.2	0.2	(11.1)	14.3
Other acquisition-related expenses	12.7	14.7	3.8	27.4	15.7
Amortization of intangible assets	60.4	58.3	57.9	118.7	116.1
Special termination benefits	4.4	2.7	10.5	7.1	17.9
Adjusted operating income	$576.6	$685.9	$581.1	$1,262.5	$1,131.0

Total operating revenues	$2,081.0	$2,224.0	$2,076.5	$4,305.0	$4,071.6
Add (subtract):
Acquisition-related pass through performance fees	—	(0.4)	(9.3)	(0.4)	(25.3)
Sales and distribution fees	(370.2)	(398.2)	(413.6)	(768.4)	(810.5)
Allocation of investment management fees for sales, distribution and marketing expenses	(112.2)	(111.9)	(128.2)	(224.1)	(237.8)
Elimination of operating revenues upon consolidation of investment products*	17.2	8.3	5.8	25.5	11.5
Adjusted operating revenues	$1,615.8	$1,721.8	$1,531.2	$3,337.6	$3,009.5

Operating margin	22.2%	25.1%	22.0%	23.7%	21.3%
Adjusted operating margin	35.7%	39.8%	38.0%	37.8%	37.6%

(in millions, except per share data)	Three Months Ended			Six Months Ended
	31-Mar-22	31-Dec-21	31-Mar-21	31-Mar-22	31-Mar-21
Net income attributable to Franklin Resources, Inc.	$349.6	$453.2	$381.8	$802.8	$727.1
Add (subtract):
Net (income) loss of consolidated investment products*	0.1	10.0	(6.3)	10.1	14.9
Acquisition-related retention	34.2	40.0	46.6	74.2	90.1
Other acquisition-related expenses	12.7	15.1	3.7	27.8	13.8
Amortization of intangible assets	60.4	58.3	57.9	118.7	116.1
Special termination benefits	4.4	2.7	10.5	7.1	17.9
Net (gains) losses on deferred compensation plan investments not offset by compensation and benefits expense	2.8	(0.3)	(0.2)	2.5	(1.4)
Unrealized investment losses (gains)	70.3	1.8	(60.6)	72.1	(156.5)
Interest expense for amortization of debt premium	(6.3)	(6.3)	(16.9)	(12.6)	(22.9)
Net income tax expense of adjustments	(36.6)	(20.9)	(13.0)	(57.5)	(22.2)
Adjusted net income	$491.6	$553.6	$403.5	$1,045.2	$776.9

Diluted earnings per share	$0.68	$0.88	$0.74	$1.57	$1.42
Adjusted diluted earnings per share	0.96	1.08	0.79	2.04	1.51
__________________
*    The impact of CIPs is summarized as follows:

(in millions)	Three Months Ended			Six Months Ended
	31-Mar-22	31-Dec-21	31-Mar-21	31-Mar-22	31-Mar-21
Elimination of operating revenues upon consolidation	$(17.2)	$(8.3)	$(5.8)	$(25.5)	$(11.5)
Other income, net	9.9	72.5	95.6	82.4	115.9
Less: income (loss) attributable to noncontrolling interests	(7.2)	74.2	83.5	67.0	119.3
Net income (loss)	$(0.1)	$(10.0)	$6.3	$(10.1)	$(14.9)

Notes
1.Net income represents net income attributable to Franklin Resources, Inc.
2.“Adjusted operating income,” “adjusted operating margin,” “adjusted net income” and “adjusted diluted earnings per share” are based on methodologies other than generally accepted accounting principles. See “Supplemental Non-GAAP Financial Measures” for definitions and reconciliations of these measures.
3.Average AUM represents monthly average AUM.
4.Taxes on income for the quarter ended September 30, 2021 includes a tax benefit of $155.1 million due to the release of certain tax reserves primarily related to the closure of Internal Revenue Service audits and increases in our ability to utilize certain tax attributes resulting from the integration of our business. For the quarter ended June 30, 2021, taxes on income includes a $23.1 million tax benefit from a valuation allowance release for interest expense carryforwards in the U.K.
5.Net market change, distributions and other includes appreciation (depreciation), distributions to investors that represent return on investments and return of capital, and foreign exchange revaluation.
Franklin Resources, Inc. (NYSE: BEN) is a global investment management organization with subsidiaries operating as Franklin Templeton and serving clients in over 155 countries. Franklin Templeton’s mission is to help clients achieve better outcomes through investment management expertise, wealth management and technology solutions. Through its specialist investment managers, the Company brings extensive capabilities in fixed income, equity, alternatives and multi-asset solutions. With offices in more than 30 countries and approximately 1,300 investment professionals, the California-based company has 75 years of investment experience and approximately $1.5 trillion in AUM as of March 31, 2022. The Company posts information that may be significant for investors in the Investor Relations and News Center sections of its website, and encourages investors to consult those sections regularly. For more information, please visit investors.franklinresources.com.
Forward-Looking Statements

Some of the statements herein may include forward-looking statements that reflect our current views with respect to future events, financial performance and market conditions. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and generally can be identified by words or phrases written in the future tense and/or preceded by words such as “anticipate,” “believe,” “could,” “depends,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” or other similar words or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors that may cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements, including pandemic-related risks, market and volatility risks, investment performance and reputational risks, global operational risks, competition and distribution risks, third-party risks, technology and security risks, human capital risks, cash management risks, and legal and regulatory risks. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other possible future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.

These and other risks, uncertainties and other important factors are described in more detail in our recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and our subsequent Quarterly Reports on Form 10-Q. If a circumstance occurs after the date of this press release that causes any of our forward-looking statements to be inaccurate, whether as a result of new information, future developments or otherwise, we undertake no obligation to announce publicly the change to our expectations, or to make any revision to our forward-looking statements, to reflect any change in assumptions, beliefs or expectations, or any change in events, conditions or circumstances upon which any forward-looking statement is based, unless required by law.
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